Meta Reports Fourth Quarter and Full Year 2024 Results

MENLO PARK, Calif. – January 29, 2025 – Meta Platforms, Inc. (Nasdaq: META) today reported financial results for the quarter and full year ended December 31, 2024.

"We continue to make good progress on AI, glasses, and the future of social media," said Mark Zuckerberg, Meta founder and CEO. "I'm excited to see these efforts scale further in 2025."

Fourth Quarter and Full Year 2024 Financial Highlights

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
In millions, except percentages and per share amounts	2024	2023		2024	2023
Revenue	$48,385	$40,111	21%	$164,501	$134,902	22%
Costs and expenses	25,020	23,727	5%	95,121	88,151	8%
Income from operations	$23,365	$16,384	43%	$69,380	$46,751	48%
Operating margin	48%	41%		42%	35%
Provision for income taxes	$2,715	$2,791	(3)%	$8,303	$8,330	—%
Effective tax rate	12%	17%		12%	18%
Net income	$20,838	$14,017	49%	$62,360	$39,098	59%
Diluted earnings per share (EPS)	$8.02	$5.33	50%	$23.86	$14.87	60%

Fourth Quarter and Full Year 2024 Operational and Other Financial Highlights

•Family daily active people (DAP) – DAP was 3.35 billion on average for December 2024, an increase of 5% year-over-year.
•Ad impressions – Ad impressions delivered across our Family of Apps increased by 6% and 11% year-over-year for the fourth quarter and full year 2024, respectively.
•Average price per ad – Average price per ad increased by 14% and 10% year-over-year for the fourth quarter and full year 2024, respectively.
•Revenue – Revenue was $48.39 billion and $164.50 billion, representing increases of 21% and 22% year-over-year for the fourth quarter and full year 2024, respectively. Revenue on a constant currency basis would have increased 21% and 23% year-over-year for the fourth quarter and full year 2024, respectively.
•Costs and expenses – Total costs and expenses were $25.02 billion and $95.12 billion, representing increases of 5% and 8% year-over-year for the fourth quarter and full year 2024, respectively. The fourth quarter costs and expenses included a favorable impact of $1.55 billion due to a decrease in the accrued losses for certain legal proceedings.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $14.84 billion and $39.23 billion for the fourth quarter and full year 2024, respectively.
•Capital return program – Share repurchases of our Class A common stock were nil and $29.75 billion, and total dividend and dividend equivalent payments were $1.27 billion and $5.07 billion for the fourth quarter and full year 2024, respectively.
•Cash, cash equivalents, and marketable securities – Cash, cash equivalents, and marketable securities were $77.81 billion as of December 31, 2024. Free cash flow was $13.15 billion and $52.10 billion for the fourth quarter and full year 2024, respectively.
•Long-term debt – Long-term debt was $28.83 billion as of December 31, 2024.
•Headcount – Headcount was 74,067 as of December 31, 2024, an increase of 10% year-over-year.

CFO Outlook Commentary

We expect first quarter 2025 total revenue to be in the range of $39.5-41.8 billion. This reflects 8-15% year-over-year growth, or 11-18% growth on a constant currency basis as our guidance assumes foreign currency is an approximately 3% headwind to year-over-year total revenue growth, based on current exchange rates. This also reflects the effect of lapping leap day in the first quarter of 2024. While we are not providing a full year 2025 revenue outlook, we expect the investments we are making in our core business this year will give us an opportunity to continue delivering strong revenue growth throughout 2025.

We expect full year 2025 total expenses to be in the range of $114-119 billion. We expect the single largest driver of expense growth in 2025 to be infrastructure costs, driven by higher operating expenses and depreciation(1). We expect employee compensation to be the second-largest factor as we add technical talent in the priority areas of infrastructure, monetization, Reality Labs, generative artificial intelligence (AI), as well as regulation and compliance.

We anticipate our full year 2025 capital expenditures will be in the range of $60-65 billion. We expect capital expenditures growth in 2025 will be driven by increased investment to support both our generative AI efforts and core business. The majority of our capital expenditures in 2025 will continue to be directed to our core business.

Absent any changes to our tax landscape, we expect our full year 2025 tax rate to be in the range of 12-15%.

In addition, we continue to monitor an active regulatory landscape, including legal and regulatory headwinds in the EU and the U.S. that could significantly impact our business and our financial results.

____________________________________
(1) In January 2025, we completed an assessment of the useful lives of certain servers and network assets, which resulted in an increase in their estimated useful life to 5.5 years, effective beginning fiscal year 2025. Based on the servers and network assets placed in service as of December 31, 2024, we expect this change in accounting estimate will reduce our full year 2025 depreciation expense by approximately $2.9 billion. This is factored into our outlook.

Webcast and Conference Call Information

Meta will host a conference call to discuss the results at 2:00 p.m. PT / 5:00 p.m. ET today. The live webcast of Meta's earnings conference call can be accessed at the Meta Investor Relations website at investor.atmeta.com, along with the earnings press release, financial tables, and slide presentation.

Following the call, a replay will be available at the same website. Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.atmeta.com website.

Disclosure Information

Meta uses the investor.atmeta.com and about.fb.com/news/ websites as well as Mark Zuckerberg's Facebook Page (facebook.com/zuck), Instagram account (instagram.com/zuck) and Threads profile (threads.net/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Meta

Meta is building the future of human connection and the technology that makes it possible. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward immersive experiences like augmented and virtual reality to help build the next evolution in social technology.

Contacts

Investors:
Kenneth Dorell
investor@meta.com / investor.atmeta.com

Press:
Ashley Zandy
press@meta.com / about.fb.com/news/

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of macroeconomic conditions on our business and financial results, including as a result of geopolitical events; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; changes to the content or application of third-party policies that impact our advertising practices; risks associated with new products and changes to existing products as well as other new business initiatives, including our artificial intelligence initiatives and metaverse efforts; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content and advertising review and enforcement efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy, legislative, and regulatory concerns or developments; risks associated with acquisitions; security breaches; our ability to manage our scale and geographically-dispersed operations; and market conditions or other factors affecting the payment of dividends. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on October 31, 2024, which is available on our Investor Relations website at investor.atmeta.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, please note that the date of this press release is January 29, 2025, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

For a discussion of limitations in the measurement of certain of our community metrics, see the section entitled "Limitations of Key Metrics and Other Data" in our most recent quarterly or annual report filed with the SEC.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

Our non-GAAP financial measures are adjusted for the following items:

Foreign exchange effect on revenue. We translated revenue for the three months and full year ended December 31, 2024 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment, and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$48,385	$40,111	$164,501	$134,902
Costs and expenses:
Cost of revenue	8,839	7,695	30,161	25,959
Research and development	12,180	10,517	43,873	38,483
Marketing and sales	3,240	3,226	11,347	12,301
General and administrative (1)	761	2,289	9,740	11,408
Total costs and expenses	25,020	23,727	95,121	88,151
Income from operations	23,365	16,384	69,380	46,751
Interest and other income, net	188	424	1,283	677
Income before provision for income taxes	23,553	16,808	70,663	47,428
Provision for income taxes	2,715	2,791	8,303	8,330
Net income	$20,838	$14,017	$62,360	$39,098
Earnings per share:
Basic	$8.24	$5.46	$24.61	$15.19
Diluted	$8.02	$5.33	$23.86	$14.87
Weighted-average shares used to compute earnings per share:
Basic	2,529	2,566	2,534	2,574
Diluted	2,599	2,630	2,614	2,629
____________________________________
(1) The fourth quarter 2024 general and administrative expenses include a favorable impact of $1.55 billion due to a decrease in the accrued losses for certain legal proceedings.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$43,889	$41,862
Marketable securities	33,926	23,541
Accounts receivable, net	16,994	16,169
Prepaid expenses and other current assets	5,236	3,793
Total current assets	100,045	85,365
Non-marketable equity securities	6,070	6,141
Property and equipment, net	121,346	96,587
Operating lease right-of-use assets	14,922	13,294
Goodwill	20,654	20,654
Other assets	13,017	7,582
Total assets	$276,054	$229,623

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,687	$4,849
Operating lease liabilities, current	1,942	1,623
Accrued expenses and other current liabilities	23,967	25,488
Total current liabilities	33,596	31,960
Operating lease liabilities, non-current	18,292	17,226
Long-term debt	28,826	18,385
Long-term income taxes	9,987	7,514
Other liabilities	2,716	1,370
Total liabilities	93,417	76,455
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	83,228	73,253
Accumulated other comprehensive loss	(3,097)	(2,155)
Retained earnings	102,506	82,070
Total stockholders' equity	182,637	153,168
Total liabilities and stockholders' equity	$276,054	$229,623

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$20,838	$14,017	$62,360	$39,098
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,460	3,172	15,498	11,178
Share-based compensation	4,262	3,424	16,690	14,027
Deferred income taxes	(1,332)	(1,161)	(4,738)	131
Impairment charges for facilities consolidation	94	1,091	383	2,432
Data center assets abandonment	—	7	—	(224)
Other	169	124	87	635
Changes in assets and liabilities:
Accounts receivable	(2,978)	(2,843)	(1,485)	(2,399)
Prepaid expenses and other current assets	(530)	700	(698)	559
Other assets	(200)	(111)	(270)	(80)
Accounts payable	568	595	373	51
Accrued expenses and other current liabilities	1,523	(274)	323	5,081
Other liabilities	1,114	663	2,805	624
Net cash provided by operating activities	27,988	19,404	91,328	71,113
Cash flows from investing activities
Purchases of property and equipment	(14,425)	(7,592)	(37,256)	(27,045)
Purchases of marketable securities	(10,898)	(1,171)	(25,542)	(2,982)
Sales and maturities of marketable securities	3,817	2,359	15,789	6,184
Acquisitions of businesses and intangible assets	(9)	(64)	(270)	(629)
Other investing activities	17	(4)	129	(23)
Net cash used in investing activities	(21,498)	(6,472)	(47,150)	(24,495)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(3,857)	(2,223)	(13,770)	(7,012)
Repurchases of Class A common stock	—	(5,942)	(30,125)	(19,774)
Payments for dividends and dividend equivalents	(1,269)	—	(5,072)	—
Proceeds from issuance of long-term debt, net	—	—	10,432	8,455
Principal payments on finance leases	(411)	(307)	(1,969)	(1,058)
Other financing activities	72	71	(277)	(111)
Net cash used in financing activities	(5,465)	(8,401)	(40,781)	(19,500)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(714)	396	(786)	113
Net increase in cash, cash equivalents, and restricted cash	311	4,927	2,611	27,231
Cash, cash equivalents, and restricted cash at beginning of the period	45,127	37,900	42,827	15,596
Cash, cash equivalents, and restricted cash at end of the period	$45,438	$42,827	$45,438	$42,827
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$43,889	$41,862	$43,889	$41,862
Restricted cash, included in prepaid expenses and other current assets	353	99	353	99
Restricted cash, included in other assets	1,196	866	1,196	866
Total cash, cash equivalents, and restricted cash	$45,438	$42,827	$45,438	$42,827

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Supplemental cash flow data
Cash paid for income taxes, net	$2,227	$4,591	$10,554	$6,607
Cash paid for interest, net of amounts capitalized	$131	$146	$486	$448
Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses and other current liabilities	$7,127	$4,105	$7,127	$4,105
Acquisition of businesses and intangible assets in accrued expenses and other current liabilities and other liabilities	$172	$119	$172	$119
Repurchases of Class A common stock in accrued expenses and other current liabilities	$—	$474	$—	$474

Segment Results

We report our financial results for our two reportable segments: Family of Apps (FoA) and Reality Labs (RL). FoA includes Facebook, Instagram, Messenger, WhatsApp, and other services. RL includes our virtual, augmented, and mixed reality related consumer hardware, software, and content.

The following table presents our segment information of revenue and income (loss) from operations:

Segment Information
(In millions)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Advertising	$46,783	$38,706	$160,633	$131,948
Other revenue	519	334	1,722	1,058
Family of Apps	47,302	39,040	162,355	133,006
Reality Labs	1,083	1,071	2,146	1,896
Total revenue	$48,385	$40,111	$164,501	$134,902

Income (loss) from operations:
Family of Apps	$28,332	$21,030	$87,109	$62,871
Reality Labs	(4,967)	(4,646)	(17,729)	(16,120)
Total income from operations	$23,365	$16,384	$69,380	$46,751

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
GAAP revenue	$48,385	$40,111	$164,501	$134,902
Foreign exchange effect on 2024 revenue using 2023 rates	65		874
Revenue excluding foreign exchange effect	$48,450		$165,375
GAAP revenue year-over-year change %	21%		22%
Revenue excluding foreign exchange effect year-over-year change %	21%		23%
GAAP advertising revenue	$46,783	$38,706	$160,633	$131,948
Foreign exchange effect on 2024 advertising revenue using 2023 rates	81		880
Advertising revenue excluding foreign exchange effect	$46,864		$161,513
GAAP advertising revenue year-over-year change %	21%		22%
Advertising revenue excluding foreign exchange effect year-over-year change %	21%		22%

Net cash provided by operating activities	$27,988	$19,404	$91,328	$71,113
Purchases of property and equipment	(14,425)	(7,592)	(37,256)	(27,045)
Principal payments on finance leases	(411)	(307)	(1,969)	(1,058)
Free cash flow	$13,152	$11,505	$52,103	$43,010